Finisar Corporation Announces Record Revenues and Profitability

Record Quarterly Revenues of $240.9 Million

Net Income from Continuing Operations Sets a New Record

Non-GAAP Operating Margin Reaches 17.0%

Non-GAAP Diluted Earnings per Share of $0.44, Up 42% Quarter-Over-Quarter

SUNNYVALE, CA -- (Marketwire - December 01, 2010) - Finisar Corporation (NASDAQ: FNSR), a global technology leader for subsystems and components for fiber optics communications, today announced financial results for its second quarter ended October 31, 2010.

COMMENTARY

"In our just completed second quarter, we reached our previously announced target for non-GAAP operating margin of 17.0%, upwardly revised just last quarter, substantially earlier than we had predicted. Achieving this level of operating margin was driven by our strong revenue growth combined with minimal increases in operating expenses," said Jerry Rawls, Finisar's executive Chairman of the Board. "We achieved new company records for quarterly revenues, operating income and net income."

"Furthermore, the market environment continued to be very strong for Finisar, driven by increased demand for a broad range of LAN/SAN and metro/telecom products," said Eitan Gertel, Finisar's Chief Executive Officer. "The company continued to gain market share, including in the WSS/ROADM line card segment where revenues grew 27.3% over the previous quarter. We expect revenues for WSS/ROADM line cards to grow another 20% to 30% sequentially in our fiscal third quarter."

        FINANCIAL HIGHLIGHTS - SECOND QUARTER ENDED October 31, 2010

                                          Second      Second      First
                                          Quarter     Quarter     Quarter
Summary Results per GAAP                  Ended       Ended       Ended
                                        October 31, November 1,  August 1,
                                           2010        2009        2010
                                        ----------  ---------   ----------
                                          (in thousands, except per share
                                                     amounts)
Continuing operations
Revenues                                $  240,943  $ 145,730   $  207,882
Gross margin                                  34.2%      27.3%        34.1%
Operating expenses                      $   46,295  $  41,756   $   47,151
Operating  income (loss)                $   36,105  $  (1,963)  $   23,747
Operating  margin (deficit)                   15.0%      (1.3)%       11.4%
Income (loss)                           $   33,796  $ (31,417)  $   19,410
Income (loss) per share-basic           $     0.44  $   (0.49)  $     0.26
Income (loss) per share-diluted         $     0.39  $   (0.49)  $     0.24
Basic shares                                76,766     64,198       76,111
Diluted shares                              89,521     64,198       88,215

                                          Second     Second       First
                                          Quarter    Quarter     Quarter
Non-GAAP Results (a)                      Ended      Ended       Ended
                                        October 31, November 1,  August 1,
                                           2010        2009        2010
                                        ----------  ---------   ----------
                                         (in thousands, except per share
                                                     amounts)
Continuing operations
Revenues                                $  240,943  $ 145,730   $  207,882
Gross margin                                  35.5%      29.6%        35.2%
Operating expenses                      $   44,594  $  34,201   $   44,234
Operating income                        $   40,897  $   8,912   $   29,043
Operating margin                              17.0%       6.1%        14.0%
Income                                  $   38,302  $   7,544   $   25,812
Income per share-basic                  $     0.50  $    0.12   $     0.34
Income per share-diluted                $     0.44  $    0.11   $     0.31
Basic shares                                76,766     64,198       76,111
Diluted shares                              89,521     65,655       88,215

(a) In evaluating the operating performance of Finisar's business,
    Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by management to be outside
    Finisar's core operating results.  A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information can be found under the heading "Finisar Non-GAAP Financial Measures" below.

Highlights for the second quarter of fiscal 2011 under GAAP:

--  Revenues increased to $240.9 million, up $33.1 million, or 15.9%, from
    $207.9 million in the preceding quarter and up $95.2 million, or 65.3%, from $145.7 million in the second quarter of the prior year.

--  Compared to the preceding quarter, the sale of 10 Gbps or faster products increased $13.3 million, or 14.1%, the sale of less than
    10 Gbps products increased $12.1 million, or 15.4%, the sale of ROADM related products, including wavelength selective switches (WSS)
    increased $8.3 million, or 27.3%, and the sale of products for analog and cable television (CATV) applications decreased $0.7 million, or
    (15.6)%.

--  Compared to the second quarter of the prior year, the sale of 10 Gbps or faster products  increased $52.0 million, or 94.0%, the sale of less than 10 Gbps products increased $21.3 million, or 30.5%, the sale of
    ROADM related products increased $23.3 million, or 151.0%, and the sale of products for CATV applications decreased $1.4 million, or (28.6)%.

--  Gross margin increased to 34.2% from 34.1% in the preceding quarter and 27.3% in the second quarter of the prior year.

--  Operating income increased to $36.1 million, or 15.0% of revenues, compared to $23.7 million, or 11.4% of revenues, in the preceding quarter and an operating loss of $(2.0) million, or (1.3)% of revenues, in the second quarter of the prior year.

--  Net income from continuing operations was $33.8 million, or $0.39 per diluted share, compared to $19.4 million, or $0.24 per diluted share, in the preceding quarter and a loss of $(31.4) million, or $(0.49) per share, in the second quarter of the prior year.

--  Cash generated during the second quarter, after working capital adjustments and capital expenditures, excluding the items described in the next paragraph, totaled $18.0 million. Accounts receivable and inventory increased $20.8 million and $12.4 million, respectively. The increase in accounts receivable was driven by increased revenue levels as days sales outstanding, or DSOs, were 66 days compared to 67 days in the prior quarter. The increase in inventory was due in part to planned inventory build-up in anticipation of further revenue growth in the third quarter. Capital expenditures were $13.4 million compared to
    $12.1 million in the preceding quarter and $7.6 million in the second quarter of the prior year.

--  In addition during the quarter, the Company received $11.3 million in cash, net of related legal fees, under a settlement and cross license agreement with Source Photonics, Inc. This settlement resolved a lawsuit brought by Finisar claiming infringement of Finisar patents.
    Finisar also paid $29.6 million in cash to retire convertible subordinated notes which matured on October 15, 2010 and made scheduled principal payments of an additional $1.0 million on its Malaysian debt.
    Finally, the Company used $5.9 million in cash to make a strategic minority investment in a small opto-electronics company.

--  Cash and cash equivalents totaled $184.9 million at the end of the second quarter compared to $192.2 million at the end of the preceding quarter.

--  Under Finisar's $70.0 million secured credit facility with Wells Fargo
    Foothill, LLC, no borrowings were outstanding and $66.6 million was available to borrow at the end of the second quarter.

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding its operating performance on a non-GAAP basis. Finisar believes this supplemental information provides investors and management with additional insight into its underlying core operating performance by excluding a number of non-cash and cash charges, as well as infrequently occurring gains or losses principally related to acquisitions, the sale of minority investments, restructuring or other transition activities, legal settlements, impairments and financing transactions. For the second quarter of fiscal 2011, these excluded items related to continuing operations represented a net benefit of $4.5 million. Excluded benefits and charges included a benefit of $2.5 million representing the portion of the cash received under the settlement and cross license agreement with Source Photonics that was attributable to past damages, net of related legal fees; $5.0 million in non-cash stock-based compensation expenses; $1.6 million in non-cash amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions; a $115,000 representing the difference between cash payments for income taxes and the related GAAP tax provision, less non-recurring items; $575,000 in non-cash charges related to slow-moving and excess inventory; and $367,000 in non-cash charges for imputed interest expense on the Company's debt obligations. Other excluded items are described in Finisar Non-GAAP Financial Measures below.

Highlights for the second quarter of fiscal 2011 on a non-GAAP basis:

--  Non-GAAP gross margin was 35.5% compared to 35.2% in the preceding quarter and 29.6% in the second quarter of the prior year. The improvement in gross margin compared to the preceding quarter was due primarily to a favorable shift in product mix. The improvement compared to the prior year reflects both a favorable shift in product mix and a reduction in manufacturing unit costs due to higher shipment volumes.

--  Non-GAAP operating expenses were $44.6 million, substantially unchanged from $44.2 million in the preceding quarter and an increase of
    $10.4 million from $34.2 million in the second quarter of the prior year. Operating expenses as a percent of revenues declined to 18.5% of revenue in the second quarter compared to 21.3% in the preceding quarter and 23.5% in the prior year due primarily to revenues growing faster than expenses.

--  Non-GAAP operating income was $40.9 million, or 17.0% of revenues, up
    $11.9 million from $29.0 million, or 14.0% of revenues, in the preceding quarter, and up $32.0 million from $8.9 million, or 6.1% of revenues, in the second quarter of the prior year.

--  Non-GAAP net income from continuing operations was $38.3 million, or
    $0.44 per diluted share, compared to net income of $ 25.8 million, or
    $0.31 per diluted share, in the preceding quarter and $7.5 million, or
    $0.11 per diluted share, in the second quarter of the prior year.

--  Non-GAAP EBITDA rose to $49.5 million compared to $37.3 million in the preceding quarter and $16.0 million in the second quarter of the prior year.

OUTLOOK

The Company indicated that it currently expects revenues for its third fiscal quarter ending January 30, 2011 to be in the range of $247 to $262 million. On a GAAP basis, operating margin is expected to be greater than or equal to 14.0%. Additional non-cash and infrequently occurring charges and benefits excluded in calculating non-GAAP operating income are expected to total a net charge of approximately $7 to $8 million. As a result, on a non-GAAP basis, operating margin is expected to be greater than or equal to 17.0%. Non-GAAP earnings per diluted share is expected to be in the range of $0.45 to $0.47.

CONFERENCE CALL

Finisar will discuss its financial results for the second quarter and current business outlook during its regular quarterly conference call scheduled for Wednesday, December 1, 2010, at 2:00pm PST (5:00pm EST). To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com/ or dial 1-888-211-7360 (domestic) or (913) 981-5554 (international) and enter conference ID 9676444.

An audio replay will be available for two weeks following the call by dialing 1-888-203-1112 (domestic) or (719) 457-0820 and then following the prompts: enter conference ID 9676444 and provide your name, affiliation, and contact number. A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed July 1, 2010) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                           Finisar Corporation
                  Consolidated Statements of Operations

                                                                   Three
                                                                   Months
                         Three Months Ended    Six Months Ended    Ended
                         -------------------  ------------------  --------
                         October   November   October   November   August
                         31, 2010   1, 2009   31, 2010  1, 2009   1, 2010
                         --------  ---------  --------  --------  --------
                                            (Unaudited)
                               (in thousands, except per share data)
Revenues                 $240,943  $ 145,730  $448,825  $274,455  $207,882
Cost of revenues          157,343    104,745   293,135   202,875   135,792
Amortization of
 acquired developed
 technology                 1,200      1,192     2,392     2,385     1,192
                         --------  ---------  --------  --------  --------
Gross profit               82,400     39,793   153,298    69,195    70,898
Gross margin                 34.2%      27.3%     34.2%     25.2%     34.1%
Operating expenses:
   Research and
    development            28,148     21,575    54,765    42,622    26,617
   Sales and marketing      9,247      7,313    18,322    14,132     9,075
   General and
    administrative          8,517      8,177    19,593    17,798    11,076
   Amortization of
    purchased intangibles     383        518       766     1,219       383
   Restructuring costs          -      4,173         -     4,173         -
                         --------  ---------  --------  --------  --------
      Total operating
       expenses            46,295     41,756    93,446    79,944    47,151
                         --------  ---------  --------  --------  --------
Income (loss) from
 operations                36,105     (1,963)   59,852   (10,749)   23,747
Interest income               143          9       235        19        92
Interest expense           (2,077)    (2,167)   (4,232)   (4,601)   (2,155)
Gain (loss) on
 repayment/purchase of
 convertible notes              -    (25,067)        -   (25,067)        -
Other income (expense),
 net                          192     (2,191)        -    (1,938)     (192)
                         --------  ---------  --------  --------  --------
Income (loss) from
 continuing operations
 before income taxes       34,363    (31,379)   55,855   (42,336)   21,492
Provision for (benefit
 from) income taxes           567         38     2,649       197     2,082
                         --------  ---------  --------  --------  --------
Income (loss) from
 continuing operations     33,796    (31,417)   53,206   (42,533)   19,410
Income (loss) from
 discontinued
 operations, net of
 taxes                          -        (67)     (284)   37,012      (284)
                         --------  ---------  --------  --------  --------
Net income (loss)        $ 33,796  $ (31,484) $ 52,922  $ (5,521) $ 19,126
                         ========  =========  ========  ========  ========

Income (loss) per share
 from continuing
 operations - basic      $   0.44  $   (0.49) $   0.70  $  (0.68) $   0.26
Income (loss) per share
 from continuing
 operations - diluted    $   0.39  $   (0.49) $   0.63  $  (0.68) $   0.24

Income (loss) per share
 from discontinued
 operations - basic      $      -  $   (0.00) $  (0.00) $   0.60  $  (0.00)
Income (loss) per share
 from discontinued
 operations - diluted    $      -  $   (0.00) $  (0.00) $   0.60  $  (0.00)

Shares used in computing
 net loss per share from
 continuing operations -
 basic                     76,766     64,198    76,433    62,157    76,111

Shares used in computing
 net loss per share from
 continuing operations -
 diluted                   89,521     64,198    89,013    62,157    88,215

Shares used in computing
 net income (loss) per
 share from discontinued
 operations - basic        76,766     64,198    76,433    62,157    76,111

Shares used in computing
 net income (loss) per
 share from discontinued
 operations - diluted      89,521     64,198    89,013    62,157    88,215

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (In thousands)

                                     October 31,   August 1,    April 30,
                                        2010         2010         2010
                                     -----------  -----------  -----------
                                     (unaudited)  (unaudited)
                   ASSETS
Current assets:
   Cash and cash equivalents         $   184,928  $   192,152  $   207,024
   Accounts receivable, net              173,243      152,477      127,617
   Accounts receivable, other             11,826        9,885       12,855
   Inventories                           167,021      154,586      139,525
   Deferred tax assets                     1,559          852        2,238
   Prepaid expenses                        9,571        7,306        6,956
                                     -----------  -----------  -----------
        Total current assets             548,148      517,258      496,215
Property, equipment and
 improvements, net                       100,960       93,386       89,214
Purchased technology, net                  9,576       10,497       11,689
Other intangible assets, net              10,910       11,312       11,713
Minority investments                      18,169       12,289       12,289
Other assets                               4,995        5,131        5,610
                                     -----------  -----------  -----------
        Total assets                 $   692,758  $   649,873  $   626,730
                                     ===========  ===========  ===========

  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                  $    86,598  $    79,121  $    76,838
   Accrued compensation                   21,861       14,479       18,289
   Other accrued liabilities              19,426       19,450       21,076
   Deferred revenue                        8,475        6,290        6,571
   Current portion of convertible notes        -       29,214       28,839
   Current portion of long-term debt       4,000        4,000        4,000
   Non-cancelable purchase
    obligations                            1,313          756          722
                                     -----------  -----------  -----------
        Total current liabilities        141,673      153,310      156,335
Long-term liabilities:
   Convertible notes, net of
    current portion                      100,000      100,000      100,000
   Long-term debt, net of current
    portion                               13,250       14,250       15,250
   Other non-current liabilities          12,762        6,102        6,260
   Deferred tax liabilities                  328          255          239
                                     -----------  -----------  -----------
        Total liabilities                268,013      273,917      278,084
Stockholders' equity:
   Common stock                               77           76           76
   Additional paid-in capital          2,048,708    2,038,636    2,030,373
   Accumulated other comprehensive
    income                                20,632       15,712       15,791
   Accumulated deficit                (1,644,672)  (1,678,468)  (1,697,594)
                                     -----------  -----------  -----------
        Total stockholders' equity       424,745      375,956      348,646
                                     -----------  -----------  -----------
Total liabilities and stockholders'
 equity                              $   692,758  $   649,873  $   626,730
                                     ===========  ===========  ===========

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude non-recurring and infrequently incurred cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit in this release, we have excluded the following items from cost of revenues in applicable periods:

--  Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
--  Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
--  Stock-based compensation expense (non-cash charges); and
--  Reduction in force costs (non-recurring charges).

In calculating non-GAAP operating income in this release, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

--  The cost of covering employee and employer tax liabilities
    (non-recurring cash charges) arising from the special investigation into our historical stock option granting practices; and
--  Gain or loss on settlement of lawsuits (non-recurring charges).

In calculating non-GAAP income from continuing operations and non-GAAP income from continuing operations per share in this release, we have also excluded the following items in applicable periods:

--  Amortization of discount on convertible debt and imputed interest expense (non-cash charges);
--  Losses on repayment/purchase of convertible notes (non-recurring and non-cash charges);
--  Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
--  Gains and losses on minority investments (infrequently occurring and principally non-cash gains and losses related to the disposal of investments in other companies and non-cash income or loss from these investments accounted for under the equity method);
--  Other miscellaneous income;
--  Foreign exchange transaction losses (gains) (non-recurring and non-cash charges); and
--  Differences between cash payable for tax and GAAP provision, less non-recurring items.

In calculating non-GAAP income (loss) from discontinued operations and non-GAAP income (loss) from discontinued operations per share in this release, we have also excluded gains on disposal of a product line and disposal of discontinued operations.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP

                                                                    Three
                                                                   Months
                          Three Months Ended   Six Months Ended     Ended
                          ------------------  ------------------  --------
                          October   November  October   November   August
                          31, 2010  1, 2009   31, 2010  1, 2009   1, 2010
                          --------  --------  --------  --------  --------
                                            (Unaudited)
                               (in thousands, except per share data)
Reconciliation of GAAP
 income (loss) to
 non-GAAP income (loss)
 from continuing
 operations
Reconciliation of GAAP
 Gross Profit to non-GAAP
 Gross Profit:
Gross profit per GAAP     $ 82,400  $ 39,793  $153,298  $ 69,195  $ 70,898
Gross margin, GAAP            34.2%     27.3%     34.2%     25.2%     34.1%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   reserve                     575       805       980     6,059       405
  Amortization of acquired
   technology                1,200     1,192     2,392     2,384     1,192
  Stock compensation         1,310     1,288     2,056     2,319       746
  Reduction in force costs       6        35        42       176        36
                          --------  --------  --------  --------  --------
     Total cost of revenue
      adjustments            3,091     3,320     5,470    10,938     2,379
Gross profit, non-GAAP      85,491    43,113   158,768    80,133    73,277
Gross margin, non-GAAP        35.5%     29.6%     35.4%     29.2%     35.2%

Reconciliation of GAAP
 operating income (loss)
 to non-GAAP operating
 income (loss):
Operating income (loss)
 per GAAP                   36,105    (1,963)   59,852   (10,749)   23,747
Operating margin
 (deficit), GAAP              15.0%     -1.3%     13.3%     -3.9%     11.4%
Adjustments:
Total cost of revenue
 adjustments                 3,091     3,320     5,470    10,938     2,379
Research and development
  Reduction in force costs       -         -         5        29         5
  Stock compensation         1,702     1,490     2,739     3,015     1,037
Sales and marketing
  Reduction in force costs      81         -       155         -        74
  Stock compensation           528       431       979     1,009       451
General and administrative
  Reduction in force costs      50       200        92       249        42
  Stock compensation         1,422       726     2,447     1,762     1,025
  Payroll taxes related to
   options investigation         -        17         -       200         -
  Litigation settlement     (2,465)        -    (2,565)      327      (100)
Amortization of purchased
 intangibles                   383       518       766     1,219       383
Restructuring costs              -     4,173         -     4,173         -
                          --------  --------  --------  --------  --------
     Total cost of revenue
      and operating expense
      adjustments            4,792    10,875    10,088    22,921     5,296
Operating income,
 non-GAAP                   40,897     8,912    69,940    12,172    29,043
Operating margin,
 non-GAAP                     17.0%      6.1%     15.6%      4.4%     14.0%

Reconciliation of GAAP
 income (loss) to
 non-GAAP income (loss)
 from continuing
 operations:
Income (loss) per GAAP
 from continuing
 operations                 33,796   (31,417)   53,206   (42,533)   19,410
Total cost of revenue and
 operating expense
 adjustments                 4,792    10,875    10,088    22,921     5,296
Non-cash imputed interest
 expenses on convertible
 debt                          367     1,056       742     2,291       375
Loss on
 repayment/purchase of
 convertible notes               -    25,067         -    25,067         -
Other income (expense),
 net
  Loss (gain) on sale of
   assets                       (9)      254         7       275        16
  Loss on minority
   investments                   -     2,000         -     1,625         -
  Other misc income            (58)        -       (58)       (2)        -
  Foreign exchange
   transaction
   loss/(gain)                (471)     (291)     (538)     (335)      (67)
Provision for income tax
  Difference between cash
   payable for taxes and
   GAAP provision, less
   non-recurring items        (115)        -       667         -       782
                          --------  --------  --------  --------  --------
Total adjustments            4,506    38,961    10,908    51,842     6,402
                          --------  --------  --------  --------  --------
Income, non-GAAP, from
 continuing operations      38,302     7,544    64,114     9,309    25,812
                          --------  --------  --------  --------  --------

Reconciliation of GAAP
 income (loss) to
 non-GAAP income (loss)
 from discontinued
 operations:
Income (loss) per GAAP
 from discontinued
 operations                      -       (67)     (284)   37,012      (284)
Adjustments:
  Reduction in force costs       -         -         -         6         -
  Stock compensation             -         -         -       704         -
  Amortization of acquired
   technology                    -         -         -       170         -
  Amortization of purchased
   intangibles                   -         -         -        77         -
  Gain (loss) on disposal
   of a product line             -         -         -    (1,250)        -
  Gain on disposal of
   discontinued
   operations                    -         -         -   (36,053)        -
                          --------  --------  --------  --------  --------
Total adjustments                -         -         -   (36,346)        -
                          --------  --------  --------  --------  --------
Income (loss) from
 discontinued operations,
 non-GAAP                        -       (67)     (284)      666      (284)
                          --------  --------  --------  --------  --------

Reconciliation of GAAP
 net income (loss) to
 non-GAAP net income
 (loss):
Net income (loss) per
 GAAP                       33,796   (31,484)   52,922    (5,521)   19,126
  Total adjustments
   from continuing
   operations                4,506    38,961    10,908    51,842     6,402
  Total adjustments
   from discontinuing
   operations                    -         -         -   (36,346)        -
                          --------  --------  --------  --------  --------
Total adjustments            4,506    38,961    10,908    15,496     6,402
                          --------  --------  --------  --------  --------
Net income, non-GAAP      $ 38,302  $  7,477  $ 63,830  $  9,975  $ 25,528
                          ========  ========  ========  ========  ========

Income from continuing
 operations               $ 38,302  $  7,544  $ 64,114  $  9,309  $ 25,812
Add: interest expense for
 dilutive convertible
 notes                       1,374         -     2,752         -     1,378
                          --------  --------  --------  --------  --------
Adjusted income from
 continuing operations    $ 39,676  $  7,544  $ 66,866  $  9,309  $ 27,190
                          ========  ========  ========  ========  ========

Income per share from
 continuing operations -
 basic                    $   0.50  $   0.12  $   0.84  $   0.15  $   0.34
Income per share from
 continuing operations -
 diluted                  $   0.44  $   0.11  $   0.75  $   0.15  $   0.31

Shares used in computing
 net income per share
 from continuing
 operations - basic         76,766    64,198    76,433    62,157    76,111
Shares used in computing
 net income per share
 from continuing
 operations - diluted       89,521    65,655    89,013    63,442    88,215

Continuing operations
Net income, non-GAAP      $ 38,302  $  7,544  $ 64,114  $  9,309  $ 25,812

Depreciation expense         8,684     7,182    16,850    14,354     8,166
Amortization                   289       181       578       308       289
Interest expense             1,567     1,102     3,255     2,291     1,688
Income tax expense             682        38     1,983       197     1,301
                          --------  --------  --------  --------  --------
Non-GAAP EBITDA           $ 49,524  $ 16,047  $ 86,780  $ 26,459  $ 37,256
                          --------  --------  --------  --------  --------

Discontinued operations
Net income (loss),
 non-GAAP                        -       (67)     (284)      666      (284)
Depreciation expense             -         -         -       119         -
                          --------  --------  --------  --------  --------
Non-GAAP EBITDA           $      -  $    (67) $   (284) $    785  $   (284)
                          --------  --------  --------  --------  --------

                          --------  --------  --------  --------  --------
Total Non-GAAP EBITDA     $ 49,524  $ 15,980  $ 86,496  $ 27,244  $ 36,972
                          ========  ========  ========  ========  ========

Investor Contact:
Kurt Adzema
Chief Financial Officer
408-542-5050 or Investor.relations@finisar.com

Press contact:
Victoria McDonald
Sr. Manager, Corporate Communications
408-542-4261